AMENDMENT NO. 23

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 23, dated as of October 20, 2023 (“Amendment No. 23”), to the Amended and Restated Participation Agreement, dated May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), Equitable Financial Life Insurance Company of America (the “Company”) and Equitable Distributors, LLC (the “Distributor”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add Equitable Financial Life and Annuity Company (“EFLA”) to the Agreement;

WHEREAS, the Parties wish to add new Separate Accounts to Schedule B of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Agreement as follows:

1.	EFLA is hereby added as a Party to the Participation Agreement; and

2.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Trust:
EQ Advisors Trust

By:

Print Name:	Brian Walsh

Title:	Chief Financial Officer and Treasurer
Date:	October 20, 2023

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth Kozlowski

Title:	Signatory Officer
Date:	October 20, 2023

The Company:

Equitable Financial Life and Annuity Company, on behalf of itself and each Separate Account

By:

Print Name:	Shane Daly

Title:	Vice President and Associate General Counsel
Date:	October 20, 2023

The Distributor:
Equitable Distributors, LLC

By:

Print Name:	Nicholas B. Lane

Title:	Chairman of the Board, President and Chief Executive Officer
Date:	October 20, 2023

SCHEDULE B

All current and future Separate Accounts and Associated Contracts created by Equitable Financial Life Insurance Company of America or Equitable Financial Life and Annuity Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule A. As of July 1, 2023, the separate accounts available are:

SEPARATE ACCOUNTS

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable America Variable Account L (formerly, MLOA “L”)

Equitable America Variable Account A (formerly, MLOA “A”)

Equitable America Variable Account P (formerly, MLOA “P”)

Equitable America Variable Account K (formerly, MLOA “K”)

Equitable America Variable Account No. 70A

Variable Account AA

SEPARATE ACCOUNTS

EQUITABLE FINANCIAL LIFE AND ANNUITY COMPANY

Separate Account No. 49B

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